Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Horace Mann Educators Corporation
Springfield, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-223627), Form S-4 (No. 333-223628) and Form S-8 (No. 33-47066, No. 33-45152, No. 333-16473, No. 333-74686, No. 333-98917, No. 333-171384, and No. 333-185231) of Horace Mann Educators Corporation of our report dated May 6, 2019, relating to the consolidated financial statements of NTALife Enterprises, LLC and Subsidiaries, which is included in this Form 8K/A.

\s\ BDO USA, LLP

Grand Rapids, Michigan
September 13, 2019